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                                                                    EXHIBIT 99.1



                          JUPITER COMMUNICATIONS, INC.



              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Gene DeRose and Kurt Abrahamson jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of JUPITER COMMUNICATIONS, INC. to be held on Wednesday, September 20, 2000, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Special Meeting and any adjournments thereof.


                     (PLEASE SIGN AND DATE ON REVERSE SIDE)





                                                                SEE REVERSE SIDE
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    The Board of Directors Recommends a Vote for the Proposal.



[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.



    To adopt the Agreement and Plan of Merger, dated as of June 26, 2000, as amended, by and among Media Metrix, Inc., MMX Acquisition Corp. and Jupiter Communications, Inc.

 [ ] FOR              [ ] AGAINST               [ ] ABSTAIN






CHECK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]




    UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN BELOW, NO BOXES NEED BE CHECKED.


                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF STOCKHOLDERS
                          JUPITER COMMUNICATIONS, INC.


                               SEPTEMBER 20, 2000


                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED



Signature(s) ___________________________________________ Dated: __________, 2000



Note:Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.